SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004





                                    FORM 8-K
                    CURRENT REPORT PURSUANT TO SECTION 13 OF
                       THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report
(Date of earliest event reported) December 3, 2002
                                  ----------------




                           GENERAL MOTORS CORPORATION
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)




      STATE OF DELAWARE                 1-143                 38-0572515
----------------------------   -----------------------    -------------------
(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
 of incorporation)                                        Identification No.)




   300 Renaissance Center, Detroit, Michigan                 48265-3000
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  (Address of principal executive offices)                   (Zip Code)







Registrant's telephone number, including area code       (313)-556-5000
                                                         --------------




















ITEM 5. OTHER EVENTS

     On December 3, 2002, a news release was issued by General Motors Corporation (GM) announcing the election of G. Richard Wagoner, Jr. as Chairman and Chief Executive Officer effective May 1, 2003. The release is as follows:

                         GM Names Wagoner next Chairman

DETROIT - The General Motors Board of Directors today announced it has elected Rick Wagoner chairman and chief executive officer (CEO), effective May 1, 2003, following the retirement of current GM Chairman Jack Smith, after 42 years of distinguished service. Smith will also leave the GM board at that time.

Smith has been chairman since Jan. 1, 1996, and held the offices of CEO from 1992 though 2000, and president from 1992 through 1998. He was first elected a GM director in 1990.

"Rick is the perfect leader for General Motors going forward. His global experience, commitment to product and technology leadership, his proven track record of continuously improving all aspects of the company's operations, and leadership style, with an emphasis on strong people and strong teamwork, are the right attributes to lead GM into the future," Smith said.

Wagoner has been president and CEO since June 2000, and was previously president and chief operating officer from 1998 through 2000. Prior to that, he was executive vice president and president of GM North America from 1994 through 1998. He became a GM director in 1998.

"The GM Board of Directors was unanimous in its selection of Rick as the next chairman," said George Fisher, who as chairman of the Committee on Director Affairs, chairs executive sessions of the GM board. "While filling Jack's shoes is a formidable task, we are confident that Rick will lead GM successfully in this highly competitive industry. In his recent assignments, Rick has worked closely with the board and proactively drawn upon its diverse experience, and we look forward to continuing and expanding that close working relationship."

Wagoner has been with GM since 1977 and has held a number of executive positions around the world, including vice president - Finance of GM Europe, and president and managing director of GM do Brasil, before coming back to the United States in 1992 as executive vice president and CFO.

"I have had the privilege of working with Jack for a long time, and he has been a superb leader and role model," Wagoner said. "He has had a tremendously positive impact on General Motors and me personally, and I fully expect the transition to be seamless. We will work hard to continue GM's, and Jack's, tradition of honesty, integrity and transparency, and respect for all of our stakeholders.

"Jack took over as our CEO at one of the most difficult times in GM history," Wagoner continued. "He led us in a complete restructuring of our then-troubled North American business, which we continue to build on today, and at the same time championed important strategic investments in China and other growth markets. Jack has put GM on a solid foundation, and we'll build on that as we go forward.

"My priorities are clear. We'll continue to bring out `gotta have' products, compete aggressively in the marketplace, and drive quality and cost improvements, while we work to strengthen our balance sheet. I look forward to working with our GM team, our dealers, our suppliers, and our unions, to keep GM on the favorable track that we've experienced in recent times in many markets around the globe."

The GM board currently consists of 12 members, of whom only two are executives in the corporation. Only outside directors participate in the election of the chairman.

General Motors, the world's largest vehicle manufacturer, designs, builds and markets cars and trucks worldwide, and has been the global automotive sales leader since 1931. GM employs about 355,000 people around the world.


                                           # # #


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            GENERAL MOTORS CORPORATION
                                            --------------------------
                                                    (Registrant)
Date    December 3, 2002
        ----------------
                                       By
                                            /s/Peter R. Bible
                                            --------------------------
                                            (Peter R. Bible,
                                             Chief Accounting Officer)